Exhibit 99.1
                                                                    ------------



                             Joint Filer Information
                             -----------------------

Name and Address of Reporting Person:         Phlcorp, Inc.
                                              529 East South Temple
                                              Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:     Level 3 Communications, Inc.
                                              (LVLT)

Relationship of Joint Filer to Issuer:        Former 10% Owner

Date of Event Requiring Statement:            March 20, 2006

Designated Filer:                             Leucadia National Corporation





SIGNATURE:

PHLCORP, INC.


By: /s/ Barbara L. Lowenthal
    --------------------------------
    Name:  Barbara L. Lowenthal
    Title: Vice President


Dated:  March 22, 2006

                             Joint Filer Information
                             -----------------------

Name and Address of Reporting Person:          Baldwin Enterprises, Inc.
                                               529 East South Temple
                                               Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:      Level 3 Communications, Inc.
                                               (LVLT)

Relationship of Joint Filer to Issuer:         Former 10% Owner

Date of Event Requiring Statement:             March 20, 2006

Designated Filer:                              Leucadia National Corporation




SIGNATURE:

BALDWIN ENTERPRISES, INC.


By: /s/ Barbara L. Lowenthal
    --------------------------------
    Name:   Barbara L. Lowenthal
    Title:  Vice President


Dated:  March 22, 2006